Exhibit 10(a)

EMPLOYMENT AGREEMENT

                    AGREEMENT made as of January 1, 2001 by and between THE INTERPUBLIC GROUP OF COMPANIES, INC., a Delaware corporation (" Interpublic" or the "Corporation"), and FRANK B. LOWE ("Executive").

                    In consideration of the mutual promises set forth herein the parties hereto agree as follows:

ARTICLE I

Term of Employment

               1.01  Subject to the provisions of Article VII and Article VIII, and upon the terms and subject to the conditions set forth herein, the Corporation will employ Executive for the period beginning January 1, 2001 ("Commencement Date") and ending on December 31, 2005. (The period during which Executive is employed hereunder is referred to herein as the "term of employment.") Executive will serve the Corporation during the term of employment.

ARTICLE II

Duties

               2.01  During the term of employment, Executive will:
(i) Serve as Chairman and Chief Executive Officer of The Lowe Group, Lowe Lintas Worldwide, and Octagon Worldwide, wholly-owned subsidiaries of Interpublic ("Lowe").

(ii) Use his best efforts to promote the interests of the Corporation and Lowe and devote his full business time and efforts to their business and affairs;

(iii) Perform such duties as the Corporation may from time to time assign to him; (iv) Serve in such other offices of the Corporation and/or Lowe as he may be elected or appointed to;

(v) No significant change in Executive's status or his nature or scope of his duties shall be effected without his consent; and

(vi) Be proposed as a member of the Corporation's Board of Directors.

ARTICLE III

Regular Compensation

               3.01  The Corporation will compensate Executive for the duties performed by him hereunder, by payment of a base salary at the rate of One Million United States Dollars ($1,000,000) per annum, payable in equal installments, which the Corporation shall pay at semi-monthly intervals, subject to customary withholding for federal, state and local taxes. In addition, the Corporation will make a payment of Two Hundred Thousand United States Dollars ($200,000) per year pursuant to an Executive Special Benefit Agreement to be entered into between the Executive and Interpublic. In addition, the Executive Severance Agreement, dated January 1, 1998 between the Executive and the Corporation ("ESA") will remain in full force and effect during the term of employment.

               3.02  The Corporation may at any time increase the compensation paid to Executive under this Article III if the Corporation in its sole discretion shall deem it advisable so to do in order to compensate him fairly for services rendered to the Corporation.

ARTICLE IV

Bonuses

               4.01  Executive will be eligible during the term of employment to participate in the Management Incentive Compensation Plan ("MICP"), in accordance with the terms and conditions of the Plan established from time to time, and appropriate for an executive holding such a position.

               4.02  As soon as administratively feasible after full execution of this Agreement, Interpublic will use its best efforts to have the Compensation Committee of its Board of Directors ("Committee") grant Executive an additional award for the 2000-2002 performance period under Interpublic's Long Term Performance Incentive Plan ("LTPIP") equal to Two Thousand (2,000) performance units tied to the cumulative compound profit growth of Lowe Lintas and options under Interpublic's Stock Incentive Plan to purchase Twenty Thousand (20,000) shares of Interpublic common stock which may not be exercised in any part prior to the end of the performance period and thereafter shall be exercisable in whole or in part.

               4.03  As soon as administratively feasible after full execution of this Agreement, Interpublic will use its best efforts to have the Committee grant Executive an award for the 2001-2004 performance period under the LTPIP equal to Eleven Thousand (11,000) performance units tied to the cumulative compound profit growth of Octagon and options under Interpublic's Stock Incentive Plan to purchase Sixty-Five Thousand (65,000) shares of Interpublic common stock which may not be exercised in any part prior to the end of the performance period and thereafter shall be exercisable in whole or in part.

               4.04  Executive has previously been granted an award under Interpublic's 1999-2002 LTPIP equal to Three Thousand (3,000) units tied to the cumulative compound profit growth of Octagon 2000.

ARTICLE V

Interpublic Stock

               5.01   As soon as administratively feasible after full execution of this Agreement, Interpublic will use its best efforts to have the Compensation Committee of its Board of Directors ("Committee") grant to Executive One Hundred Thousand (100,000) shares of Interpublic Common Stock which will be subject to a four year vesting restriction.

               5.02  As soon as administratively feasible after full execution of this Agreement, Interpublic will use its best efforts to have the Committee grant to Executive options to purchase One Hundred Fifty Thousand (150,000) shares of Interpublic Common Stock, which will be subject to all the terms and conditions of the Interpublic Stock Incentive Plan. Forty percent (40%) of the options will be exercisable after the third anniversary of the date of grant, thirty percent (30%) will be exercisable after the fourth anniversary and thirty percent (30%) will be exercisable after the fifth anniversary of the date of grant through the tenth anniversary of the date of grant.

               5.03  As soon as administratively feasible after full execution of this Agreement, Interpublic will use its best efforts to have the Committee grant to Executive options to purchase Thirty-Five Thousand (35,000) shares of Interpublic Common Stock, which will be fully exercisable on January 1, 2005.

ARTICLE VI

Other Employment Benefits

               6.0  Executive shall be eligible to participate in such other employee benefits as are available from time to time to other key management executives of Interpublic in accordance with the then-current terms and conditions established by Interpublic for eligibility and employee contributions required for participation in such benefits opportunities.

               6.02  Executive shall be entitled to an automobile allowance of Ten Thousand Dollars ($10,000) per annum.

               6.03  Executive shall remain a member of the Interpublic Development Council.

ARTICLE VII

Termination

               7.01  The Corporation may terminate the employment of Executive hereunder:

          (i)  By giving Executive notice in writing at any time specifying a termination date not less than twelve (12) months after the date on which such notice is given, in which event Executive's employment hereunder shall terminate on the date specified in such notice, or

           (ii)  By giving Executive notice in writing at any time specifying a termination date less than twelve (12) months after the date on which such notice is given. In this event Executive's employment hereunder shall terminate on the date specified in such notice and the Corporation shall thereafter pay him a sum equal to the amount by which twelve (12) months salary at his then current rate exceeds the salary paid to him for the period from the date on which such notice is given to the termination date specified in such notice. Such payment shall be made during the period immediately following the termination date specified in such notice, in successive equal monthly installments each of which shall be equal to one (1) month's salary at the rate in effect at the time of such termination, with any residue in respect of a period less than one (1) month to be paid together with the last installment.

               During the termination period provided in subsection (i), or in the case of a termination under subsection (ii) providing for a termination period of less than twelve (12) months, for a period of twelve (12) months after the termination notice, Executive will be entitled to receive all employee benefits accorded to him prior to termination which are made available to employees generally; provided, that such benefits shall cease upon such date that Executive accepts employment with another employer offering similar benefits. In addition, in the event of a termination pursuant to subsection (i) or (ii), Executive will be entitled to a pro-rata portion of his LTPIP entitlements, restricted stock grants and stock option grants. Such pro-ration shall be in accordance with Interpublic's standard policies and practices in such cases.

               7.02  Notwithstanding the provisions of Section 7.01, during the period of notice of termination, Executive will use reasonable, good faith efforts to obtain other employment reasonably comparable to his employment under this Agreement. Upon obtaining other employment (including work as a consultant, independent contractor or establishing his own business), Executive will promptly notify the Corporation, and (a) in the event that Executive's salary and other non-contingent compensation ("new compensation") payable to Executive in connection with his new employment shall equal or exceed the salary portion of the amount payable by the Corporation under Section 7.01, the Corporation shall be relieved of any obligation to make payments under Section 7.01, or (b) in the event Executive's new compensation shall be less than the salary portion of payments to be made under Section 7.01, the Corporation will pay Executive the difference between such payments and the new compensation.

               7.03  Executive may at any time give notice in writing to the Corporation specifying a termination date not less than twelve (12) months after the date on which such notice is given, in which event his employment hereunder shall terminate on the date specified in such notice, and Executive shall receive his salary until the termination date.

               7.04  Notwithstanding the provisions of Section 7.01, the Corporation may terminate the employment of Executive hereunder, at any time after the Commencement Date, for Cause. For purposes of this Agreement, "Cause" means the following:

          (i)  Any material breach by Executive of any provision of this Agreement (including without limitation Sections 8.01 and 8.02 hereof) upon notice of same by the Corporation which breach, if capable of being cured, has not been cured within fifteen (15) days after such notice (it being understood and agreed that a breach of Section 8.01 or 8.02 hereof, among others, shall be deemed not capable of being cured);

          (ii)  Executive's absence from duty for a period of time exceeding fifteen (15) consecutive business days or twenty (20) out of any thirty (30) consecutive business days (other than on account of permitted vacation or as permitted for illness, disability or authorized leave in accordance with Interpublic's policies and procedures) without the consent of the Board of Directors of the Corporation;

          (iii)  The acceptance by Executive, prior to the effective date of Executive's voluntary resignation from employment with the Corporation, of a position with another employer, without the consent of the Board of Directors;

          (iv)  Misappropriation by Executive of funds or property of the Corporation or any attempt by Executive to secure any personal profit related to the business of the Corporation (other than as permitted by this Agreement) and not fairly disclosed to and approved by the Board of Directors;

(v) Fraud, dishonesty, disloyalty, gross negligence or willful misconduct on the part of Executive in the performance of his duties as an employee of the Corporation;

(vi) A felony conviction of Executive; or

           (vii)   Executive's engaging, during the term of employment, in activities which are prohibited by state and/or federal laws prohibiting discrimination based on age, sex, race, religion or national origin, or engaging in conduct which is constituted as sexual harassment.

               Upon a termination for Cause, the Corporation shall pay Executive his salary through the date of termination of employment, and Executive shall not be entitled to any Special Bonus or Performance Bonus with respect to the year of termination, or to any other payments hereunder.

               7.05  If Executive dies before December 31, 2005, his employment hereunder shall terminate on the date of his death.

ARTICLE VIII

Covenants

               8.01  While Executive is employed hereunder by the Corporation he shall not, without the prior written consent of the Corporation, which will not be unreasonably withheld, engage, directly or indirectly, in any other trade, business or employment, or have any interest, direct or indirect, in any other business, firm or corporation; provided, however, that he may continue to own or may hereafter acquire any securities of any class of any publicly-owned company as well as investments in other entities that are held for investment purposes only provided that such entities are not in competition with the Corporation and that investment in such entities does not create a conflict of interest on his part of Executive.

               8.02  Executive shall treat as confidential and keep secret the affairs of the Corporation and shall not at any time during the term of employment or thereafter, without the prior written consent of the Corporation, divulge, furnish or make known or accessible to, or use for the benefit of, anyone other than the Corporation and its subsidiaries and affiliates any information of a confidential nature relating in any way to the business of the Corporation or its subsidiaries or affiliates or their clients and obtained by him in the course of his employment hereunder.

               8.03  All records, papers and documents kept or made by Executive relating to the business of the Corporation or its subsidiaries or affiliates or their clients shall be and remain the property of the Corporation.

               8.04  All articles invented by Executive, processes discovered by him, trademarks, designs, advertising copy and art work, display and promotion materials and, in general, everything of value conceived or created by him pertaining to the business of the Corporation or any of its subsidiaries or affiliates during the term of employment, and any and all rights of every nature whatever thereto and which are not in the public domain, shall immediately become the property of the Corporation, and Executive will assign, transfer and deliver all patents, copyrights, royalties, designs and copy, and any and all interests and rights whatever thereto and thereunder to the Corporation.

               8.05  Following the termination of Executive's employment hereunder for any reason, Executive shall not for a period of two (2) years from such termination, (a) solicit any employee of the Corporation, Interpublic or any affiliated company of Interpublic to leave such employ to enter the employ of Executive or of any person, firm or corporation with which Executive is then associated or (b) solicit or handle on Executive's own behalf or on behalf of any other person, firm or corporation, the event marketing, public relations, advertising, sales promotion or market research business of any person or entity which is a client of the Corporation at the time of termination of employment.

               8.06  If at the time of enforcement of any provision of this Agreement, a court shall hold that the duration, scope or area restriction of any provision hereof is unreasonable under circumstances now or then existing, the parties hereto agree that the maximum duration, scope or area reasonable under the circumstances shall be substituted by the court for the stated duration, scope or area.

               8.07  Executive acknowledges that a remedy at law for any breach or attempted breach of Article VIII of this Agreement will be inadequate, and agrees that the Corporation shall be entitled to specific performance and injunctive and other equitable relief in the case of any such breach or attempted breach.

               8.08  Executive represents and warrants that neither the execution and delivery of this Employment Agreement nor the performance of Executive's services hereunder will conflict with, or result in a breach of, any agreement to which Executive is a party or by which he may be bound or affected, in particular the terms of any employment agreement to which Executive may be a party. Executive further represents and warrants that he has full right, power and authority to enter into and carry out the provisions of this Employment Agreement.

ARTICLE IX

Arbitration

               9.01  Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, including claims involving alleged legally protected rights, such as claims for age discrimination in violation of the Age Discrimination in Employment Act of 1967, as amended, Title VII of the Civil Rights Act, as amended, and all other federal and state law claims for defamation, breach of contract, wrongful termination and any other claim arising because of Executive's employment, termination of employment or otherwise, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association and Section 12.01 hereof, and judgement upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The arbitration shall take place in any of the cities where Executive customarily renders services to the Corporation. The prevailing party in any such arbitration shall be entitled to receive attorney's fees and costs.

ARTICLE X

Assignment

               10.01  This Agreement shall be binding upon and enure to the benefit of the successors and assigns of the Corporation. Neither this Agreement nor any rights hereunder shall be assignable by Executive and any such purported assignment by him shall be void.

ARTICLE XI

Agreement Entire

               11.01  This Agreement (and the ESA) constitutes the entire understanding between the Corporation and Executive concerning his employment by the Corporation or any of its parents, affiliates or subsidiaries and supersedes any and all previous agreements between Executive and the Corporation or any of its parents, affiliates or subsidiaries concerning such employment, and/or any compensation or bonuses. Each party hereto shall pay its own costs and expenses (including legal fees) incurred in connection with the preparation, negotiation and execution of this Agreement. This Agreement may not be changed orally.

ARTICLE XII

Applicable Law

               12.01  The Agreement shall be governed by and construed in accordance with the laws of the State of New York.

THE INTERPUBLIC GROUP OF
COMPANIES, INC.

By	/s/ C. KENT KROEBER
Name: C. KENT KROEBER
Title: Senior Vice President, Human
Resources

/s/ FRANK B. LOWE
FRANK B. LOWE